EXHIBIT 12

                                                   ASHLAND INC.
                                COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                    AND EARNINGS TO COMBINED FIXED CHARGES AND
                                             PREFERRED STOCK DIVIDENDS
                                                   (In millions)

                                                                                                              Six Months Ended
                                                             Years Ended September 30                             March 31
                                           -------------------------------------------------------------   -----------------------
                                               1996         1997        1998         1999         2000         2000        2001
                                           ----------   ----------  -----------  ----------   ----------   ----------  -----------

EARNINGS

Income from continuing operations          $    115     $    169    $    178     $    291     $    292     $     65    $     85
Income taxes                                     71          125         114          193          191           47          57
Interest expense                                154          148         133          141          189           96          84
Interest portion of rental expense               44           48          40           35           39           18          19
Amortization of deferred debt expense             1            1           1            1            2            1           1
Undistributed earnings of
    unconsolidated affiliates                    (3)          (6)        (62)         (11)        (112)         (20)        (11)
Earnings of significant affiliates*               7            7           -            -            -            -           -
                                           ----------   ----------  -----------  ----------   ----------   ----------  -----------
                                           $    389     $    492    $    404     $    650     $    601     $    207    $    235
                                           ==========   ==========  ===========  ==========   ==========   ==========  ===========

FIXED CHARGES

Interest expense                           $    154     $    148    $    133     $    141     $    189     $     96    $     84
Interest portion of rental expense               44           48          40           35           39           18          19
Amortization of deferred debt expense             1            1           1            1            2            1           1
Capitalized interest                              -            1           -            -            -            -           -
Fixed charges of significant affiliates*          6            5           -            -            -            -           -
                                           ----------   ----------  -----------  ----------   ----------   ----------  -----------
                                           $    205     $    203    $    174     $    177     $    230     $    115    $    104
                                           ==========   ==========  ===========  ==========   ==========   ==========  ===========

COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

Preferred dividend requirements            $     19     $      9    $      -     $      -     $      -     $      -    $      -
Ratio of pretax to net income**                1.61         1.74           -            -            -            -           -
                                           ----------   ----------  -----------  ----------   ----------   ----------  -----------
Preferred dividends on a pretax basis            30           17           -            -            -            -           -
Fixed charges                                   205          203         174          177          230          115         104
                                           ----------   ----------  -----------  ----------   ----------   ----------  -----------
                                           $    235     $    220    $    174     $    177     $    230     $    115    $    104
                                           ==========   ==========  ===========  ==========   ==========   ==========  ===========

RATIO OF EARNINGS TO
FIXED CHARGES                                  1.90         2.42        2.32         3.67         2.61         1.79        2.26

RATIO OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED
STOCK DIVIDENDS                                1.66         2.24        2.32         3.67         2.61         1.79        2.26


* Significant affiliates are companies accounted for on the equity method that are 50% or greater owned or whose indebtedness has been directly or indirectly guaranteed by Ashland or its consolidated subsidiaries.

** Computed as income from continuing operations before income taxes divided by income from continuing operations, which adjusts dividends on preferred stock to a pretax basis.